Exhibit 99.1

LASER MORTGAGE MANAGEMENT, INC. ANNOUNCES

A PARTIAL LIQUIDATION DISTRIBUTION TO STOCKHOLDERS OF $.50 PER SHARE

New York, New York, March 20, 2003. LASER Mortgage Management, Inc. (OTCBB:LSMM) announced today that it will make a partial liquidation distribution to its stockholders of $.50 per outstanding share of common stock.

Holders of record of LASER’s common stock as of March 31, 2003 will be entitled to receive the partial liquidation distribution. The payable date for the distribution has been set for April 8, 2003.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding LASER Mortgage Management, Inc.’ s business which are not historical facts are “forward-looking” statements that involve risk and uncertainties.

Date:	March 20, 2003

Contact:	LASER Mortgage Management, Inc. Mr. Charles R. Howe, II Chief Financial Officer, Treasurer and Secretary 914-798-4216